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                                                                     EXHIBIT 4.4

                   EOP OPERATING LIMITED PARTNERSHIP

                         6.625% NOTES DUE 2005


NO. 001                                                         PRINCIPAL AMOUNT
CUSIP NO. 268766 AD  4                                              $200,000,000



     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTERESTS OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF




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SUBPARAGRAPH (a)(1), (2), (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT
IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR AN ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, OR AS FIDUCIARY FOR THE ACCOUNT OF ONE OR MORE TRUSTS, EACH OF WHICH IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL NOTES OF THIS SERIES.

     EOP Operating Limited Partnership, a Delaware limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on February 15, 2005 (the "Stated Maturity Date"), (or any Redemption Date (as defined on the reverse hereof) or any earlier date of acceleration of maturity, (each such date being referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon from February 18, 1998 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on February 15 and August 15 of each year, commencing on August 15, 1998 (each, an "Interest Payment Date"), and on the Maturity Date, at a rate of 6.625% per annum (together with Liquidated Damages, as defined in the Registration Rights Agreement hereinafter referred to, that the Issuer may be required to pay, as described on the reverse hereof), until payment of said principal sum has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable and punctually paid or duly provided for on an Interest Payment Date will, subject to certain exceptions described below, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the date 15 calendar days (regardless of whether such day is a Business Day (as defined below)) next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for on an Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.


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     The principal of and Make-Whole Amount, if any, with respect to this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts with a drop facility maintained in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture may be served.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including February 18, 1998, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, principal, Make Whole Amount, if any, and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. "Business Day" means any day, other than a Saturday or a Sunday on which banking institutions in New York, New York and Boston, Massachusetts are required or authorized by law or executive order to close.

     Payments of principal, Make Whole Amount, if any, and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer to be made only to a Holder of an aggregate principal amount of Notes in excess of $10,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     The Holder of this Note is entitled to the benefits of and is subject to the obligations contained in a Registration Rights Agreement (subject to the provisions thereof), dated as of February 18, 1998 (the "Registration Rights Agreement"), between the Issuer and the Initial Purchasers, as defined in the Registration Rights Agreement. The Issuer shall pay Liquidated Damages to the Holder of this Note as provided in the Registration Rights Agreement.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.


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     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by duly authorized officers of the General Partner.



Dated:  February 18, 1998               EOP OPERATING LIMITED PARTNERSHIP,
                                              as Issuer

                                        By:  EQUITY OFFICE PROPERTIES TRUST, not
                                             individually but as General Partner



                                              By: /s/ Timothy H. Callahan
                                                  ------------------------------
                                                  Timothy H. Callahan
                                             Its: President and Chief
                                                  Executive Officer




                                          and By: /s/ Richard D. Kincaid
                                                  ------------------------------
                                                  Richard D. Kincaid
                                             Its: Chief Financial Officer



                TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.


Dated:  February 18, 1998                   STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Donald E. Smith
                                                ------------------------------
                                                Authorized Officer



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                           [REVERSE OF NOTE]
                   EOP OPERATING LIMITED PARTNERSHIP

                         6.625% NOTES DUE 2005

     This Note is one of a duly authorized issue of senior Notes of the Issuer (hereinafter called the "Notes") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of September 2, 1997 (herein called the "Indenture"), duly executed and delivered by the Issuer to State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Notes of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 6.625% Notes due 2005 of the Issuer (the "Notes"), limited in aggregate principal amount to $400,000,000 subject to the provisions in the Indenture.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and Make Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Issuer may redeem this Note, at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the date fixed for redemption (the "Redemption Date") and (ii) the Make-Whole Amount with respect hereto (the "Redemption Price"); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) as of the close of business on the Record Date preceding such Interest Payment Date. If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     At any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Registrable Note (as defined in


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the Registration Rights Agreement) the Issuer will promptly furnish or cause to be furnished the information specified in Rule 144(d)(4) to such Holder of a Registrable Note, or to a prospective purchaser of any Note designated by any such Holder to the extent required to permit compliance by such Holder with Rule 144A under the Securities Act in connection with the resale of any such Note.

     Whenever in this Note there is a reference, in any context, to the payment of the principal of, or Make-Whole Amount, if any, or interest on, or in respect of, the Note, such mention shall be deemed to include mention of the payment Liquidated Damages payable as described above to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of the Note.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note at the time Outstanding so affected, (i) change the final maturity of any Note, or reduce the principal amount thereof or any premium or Make-Whole Amount thereon, if any, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Note, or (ii) reduce the percentage in principal amount of Outstanding Notes, the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage in principal amount of Outstanding Notes, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Notes of any series, the Holders of a majority in aggregate principal amount Outstanding of the Notes of such series (or, in the case of certain defaults or Events of Default, all series of Notes) may on behalf of the Holders of all the Notes of such series (or all of the Notes, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Notes, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Notes. The preceding sentence shall not, however, apply to a default in or Event of Default relating to, the payment of the principal of or premium or Make-Whole Amount, if any, or interest on any of the Notes or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each Note at the time Outstanding affected thereby. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest (including Liquidated Damages) on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     This Note is issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of $1,000 thereof. Notes may be exchanged for a like aggregate principal amount of Notes of this series of other authorized denominations at the office or agency of the


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Issuer in Boston, Massachusetts, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Boston, Massachusetts, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     This Note is not subject to a sinking fund requirement.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or any Note, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount or Liquidated Damages, if any, interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against the General Partner or any other partner, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or the General Partner or of any successor, either directly or through the Issuer or the General Partner or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentation of this Note for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions herein and on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary, except as required by law.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.


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              ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

     To assign this Note fill in the form below:

     (I) or (we) assign and transfer this Note to


  (Insert assignee's social Note or tax identification number, if any)




         (Print or type assignee's name, address and zip code)

     Your signature:
     (Sign exactly as your name appears on the other side of this Note)

     Date:  ________________________________________

     Signature Guarantee:*  __________________________

     In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years (or such shorter period as may then be applicable under Rule 144(k) of the United States Securities Act of 1933, as amended (the "Securities Act") (or any successor provision)) after the later of the date of original issuance of such Notes and the last date, if any, on which this Note is owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that this Note is being transferred:

     CHECK ONE BOX BELOW

     (1)  [ ]  to the Issuer or a Subsidiary thereof; or

     (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3)  [ ]  pursuant to Rule 144 under the Securities Act; or

     (4) [ ] pursuant to an effective registration statement under the Securities Act; or

     (5) [ ] pursuant to another available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register this Note in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee (as instructed by the Issuer) and the Issuer may require, prior to registering any transfer of this Note, such certifications, legal opinions or other information as the Issuer has reasonably requested

__________________________
*Signature must be guaranteed by a commercial bank, trust company or member firm or a major stock exchange


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to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


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